UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2012

ALEXZA PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51820	77-0567768
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Alexza Pharmaceuticals, Inc. 2091 Stierlin Court Mountain View, California		94043
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (650) 944-7000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 12, 2012, Alexza Pharmaceuticals, Inc. (the “Company”) filed a Certificate of Amendment to the Restated Certificate of Incorporation of the Company, as amended (the “Amendment”), to implement a ten-for-one reverse split of its common stock (the “Reverse Split”), as previously authorized and approved at the Company’s annual meeting of stockholders on June 6, 2012. The Reverse Split was effective as of 5:01 p.m. (Eastern Time) on June 12, 2012, and the Company’s common stock will begin trading on The NASDAQ Global Market on a post-split basis on June 13, 2012.

As a result of the Reverse Split, every ten shares of issued and outstanding common stock were combined into one share of issued and outstanding common stock. In addition, the Reverse Split effected a proportionate adjustment to the per share exercise price and the number of shares issuable upon the exercise or settlement of all outstanding options, restricted stock units and warrants to purchase or acquire, as applicable, shares of the Company’s common stock, and the number of shares reserved for issuance pursuant to the Company’s existing equity incentive, stock option and employee stock purchase plans were reduced proportionately. No fractional shares will be issued as a result of the Reverse Split, and stockholders who otherwise would be entitled to a fractional share will receive, in lieu thereof, a cash payment based on the closing sale price of the Company’s common stock as reported on The NASDAQ Global Market on June 12, 2012. Because the Amendment did not reduce the number of authorized shares of the Company’s common stock in the same proportion as the Reverse Split, the effect of the Amendment is to increase the number of shares of common stock available for issuance relative to the number of shares issued and outstanding. The Reverse Split did not alter the par value of the Company’s common stock or modify any voting rights or other terms of the common stock.

A copy of the Amendment, as filed with the Secretary of State of the State of Delaware on June 12, 2012, is attached hereto as Exhibit 3.1. On June 12, 2012, the Company issued a press release announcing the Reverse Split. A copy of the press release is attached hereto as Exhibit 99.1.

Section 9 — Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

3.1	Certificate of Amendment to Restated Certificate of Incorporation.

99.1	Press Release titled “Alexza Announces Reverse Stock Spit in Order to Maintain NASDAQ Listing,” dated June 12, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALEXZA PHARMACEUTICALS, INC.

Date: June 12, 2012
	By:	/s/ Thomas B. King
Thomas B. King President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Description

3.1	Certificate of Amendment to Restated Certificate of Incorporation.

99.1	Press Release titled “Alexza Announces Reverse Stock Spit in Order to Maintain NASDAQ Listing,” dated June 12, 2012.